                                                                    Exhibit 5.1


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
        KNOXVILLE OFFICE                       BASS, BERRY & SIMS PLC                       DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700      A PROFESSIONAL LIMITED LIABILITY COMPANY               AMSOUTH CENTER
      KNOXVILLE, TN 37902                         ATTORNEYS AT LAW                  315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                                                                 NASHVILLE, TN 37238-3001
                                                     REPLY TO:                               (615) 742-6200
         MEMPHIS OFFICE                            AMSOUTH CENTER
   THE TOWER AT PEABODY PLACE            315 DEADERICK  STREET, SUITE 2700                 MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950               NASHVILLE, TN  37238-0002                    29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                        (615) 742-6200                       NASHVILLE, TN 37203-4322
         (901) 543-5900                                                                      (615) 255-6161
                                                WWW.BASSBERRY.COM
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                               February 18, 2003


O'Charley's Inc.
3038 Sidco Drive
Nashville, TN  37204

         RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on February 18, 2003, covering 941,176 shares (the "Shares") of no par value common stock of O'Charley's Inc., all of which are authorized and have been previously issued to the Selling Shareholders named therein. The Shares are to be offered by the Selling Shareholders for sale to the public as described in the Registration Statement.

     In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photographic copies.

     Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares are validly issued, fully paid, and nonassessable.

     We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,


                                    /s/ Bass, Berry & Sims PLC